Exhibit 4.2


Consent of Independent Auditors
We consent to the use of our report dated March 5, 1997, accompanying the financial statements of the Fidelity Defined Trusts - Municipal Income Trust, Series 1 (Insured Massachusetts Trust, Series 1 and Insured Pennsylvania Trust, Series 1) included herein and to the reference to our Firm as experts under the heading "Independent Certified Public Accountants" in the prospectus which is a part of this registration statement.
Deloitte & Touche LLP
March 5, 1997
New York, New York